Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Ayr Wellness Inc. (the “Corporation”) of our report dated March 9, 2021, with respect to the financial statements of the Corporation and its subsidiaries for the years ended December 31, 2020 and 2019, appearing in the Corporation’s Annual Report on Form 40-F filed on March 25, 2021, as amended.

Burlington, Canada	/s/ MNP LLP
Chartered Professional Accountants
May 4, 2021	Licensed Public Accountants